NEWELL RUBBERMAID INC. AND SUBSIDIARIES	EXHIBIT 21
SIGNIFICANT SUBSIDIARIES

STATE OR JURISDICTION of ORGANIZATION
NAME
Berol Corporation	Delaware
Brickhouse Collection Company	Delaware
Calphalon Corporation	Ohio
Ember Investment Corporation	Delaware
Furth Corporation	Delaware
Goody Products, Inc.	Delaware
Graco Children’s Products Inc.	Delaware
Irwin Industrial Tool Company	Delaware
Loral Corporation	Delaware
Marsty Holdings Inc.	Delaware
Marsty L.L.C.	Delaware
Newell Finance Company	Delaware
Newell Investments Inc.	Delaware
Newell Operating Company	Delaware
Newell Rubbermaid Finance LLC	Delaware
Newell Sales & Marketing Group, Inc.	Delaware
Newell Window Furnishings Inc.	Delaware
NRI Insurance Company	Vermont
PSI Systems, Inc.	California
Rubbermaid Europe Holding Inc.	Delaware
Rubbermaid Incorporated	Ohio
Rubbermaid Texas Limited	Texas
Rubfinco Inc.	Delaware
Sanford, L.P.	Illinois
Terbal Corporation	Delaware
Aprica Children’s Products Inc.	Japan
Comercial Berol, S. de R.L. de C.V.	Mexico
DYMO	Belgium
DYMO Finance	Belgium
DYMO Holdings	Belgium
Irwin Industrial Tool Company Pty. Limited	Australia
Irwin Industrial Tool Ferramentas do Brasil, Ltda.	Brazil
Irwin Industrial Tools GmbH	Germany
Mirado S.A.	Luxembourg
Newell	Belgium
Newell (1995)	United Kingdom
Newell Australia Pty. Limited	Australia
Newell Holdings Limited	United Kingdom
Newell Iberia S.L.	Spain
Newell Industries Canada, Inc.	Canada
Newell Insurance Limited	Ireland
Newell International Finance Co.	Scotland
Newell Investments France SAS	France

Newell Luxembourg Finance S.à.r.l.	Luxembourg
Newell Mauritius Holding Company	Mauritius
Newell Rubbermaid Asia Pacific Limited	Hong Kong
Newell Rubbermaid Belgium	Belgium
Newell Rubbermaid Caymans Holding Co.	Cayman Islands
Newell Rubbermaid Czech Republic s.r.o.	Czech Republic
Newell Rubbermaid Czech Republic II s.r.o.	Czech Republic
Newell Rubbermaid Denmark A/S	Denmark
Newell Rubbermaid Italy S.r.l.	Italy
Newell Rubbermaid Japan Ltd.	Japan
Newell Rubbermaid Luxembourg S.à.r.l.	Luxembourg
Newell Rubbermaid (M) Sdn. Bhd.	Malaysia
Newell Rubbermaid Nederland B.V.	Netherlands
Newell Rubbermaid Poland SA	Poland
Newell Rubbermaid Products (Shanghai) Co., Ltd.	China
Newell Rubbermaid (Thailand) Co., Ltd.	Thailand
NR Capital Co.	Canada
NR Finance Co.	Canada
Parker Pen Products	United Kingdom
Polyhedron Holdings UK	United Kingdom
Reynolds	France
Rotring Portugal Importaçãoe Comércio, Lda.	Portugal
Rubbermaid / Irwin Europe SAS	France
Sanford Brands Venezuela, L.L.C. (Venezuelan Branch)	Venezuela
Sanford Colombia S.A.	Colombia
Sanford Ecriture SAS	France
Sanford GmbH	Germany
Sanford Italy S.r.l.	Italy
Sanford (Schweiz) AG	Switzerland
Taiwan Aprica Inc.	Taiwan
Technical Concepts Bentfield BV	Netherlands
teutonia Kinderwagenfabrik GmbH	Germany
Waterman SAS	France